UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/03/2006

Zonagen, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15281

Delaware	76-0233274
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2408 Timberloch Place, Suite B-1
The Woodlands, Texas 77380
(Address of principal executive offices, including zip code)

(281) 719-3400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

In a press release on February 3, 2006, Zonagen, Inc. (the "Company") announced positive top-line results of an open-label study of Androxal(TM), the company's candidate for the treatment of testosterone deficiency. This study was designed to evaluate the effect of Androxal(TM) on the testosterone levels of 13 men with normal, borderline or low testosterone.

In a press release on February 8, 2006, the Company announced that the 2006 Annual Meeting of Stockholders of Zonagen, Inc. will be held on Tuesday, May 2, 2006, at 12:00 p.m., Eastern Daylight Time. The Company will mail a Notice of the Annual Meeting, Proxy Statement and form of Proxy to stockholders of record for the meeting about one month prior to the meeting. The record date for the meeting will be March 10, 2006. Among other matters, the Company intends to seek stockholder approval at this meeting to change the Company's name to Repros Therapeutics Inc. to more accurately reflect the Company's focus on therapeutics for reproductive disorders.

A copy of the Company's press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2. The press releases are incorporated by reference herein and the foregoing description of the press releases are qualified in their entirety by reference to the attached exhibits.

Item 9.01.    Financial Statements and Exhibits

c. Exhibits

Exhibit No.        Description

99.1                 Press Release dated February 3, 2006.

99.2                 Press Release dated February 8, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zonagen, Inc.

Date: February 08, 2006	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated February 3, 2006
EX-99.2	Press Release dated February 8, 2006